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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Bank of Hawaii Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your VOTE is important!

Notice of 2003
Annual Meeting of Shareholders
and Proxy Statement

Meeting Date: April 25, 2003

Bank of Hawaii Corporation

130 Merchant Street
Honolulu, Hawaii 96813

BANK OF HAWAII CORPORATION
130 Merchant Street
Honolulu, Hawaii 96813

         March 11, 2003

Dear Shareholder:

        The 2003 Annual Meeting of shareholders of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") will be held on Friday, April 25, 2003 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii. Each shareholder may be asked to present valid picture identification. Shareholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date.

        The Notice of Meeting and Proxy Statement accompanying this letter describe the business we will consider and vote upon at the meeting. A report to shareholders on the affairs of Bank of Hawaii also will be given, and shareholders will have the opportunity to discuss matters of interest concerning the Company.

        For reasons explained in the accompanying Proxy Statement, the Board of Directors recommends that you vote FOR all proposals.

        Your vote is very important.    Please complete, sign, date and return the enclosed proxy card and mail it promptly in the enclosed postage-paid return envelope, even if you plan to attend the Annual Meeting. You may also vote by telephone or electronically via the Internet. If you wish to do so, your proxy may be revoked at any time before its use.

        On behalf of the Board of Directors, thank you for your cooperation and support.

                      Sincerely,

                      MICHAEL E. O'NEILL
                       Chairman of the Board,
                      Chief Executive Officer and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held April 25, 2003

To Our Shareholders:

        The Annual Meeting of shareholders of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") will be held on Friday, April 25, 2003, at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King Street, Honolulu, Hawaii, for the following purposes:

  1.
  To elect three Class II Directors for terms expiring in 2006.

  2.
  To elect an Independent Auditor.

  3.
  To transact any other business that may be properly brought before the meeting.

        The Board of Directors recommends that shareholders vote FOR all proposals.

        Shareholders of record of Bank of Hawaii common stock (NYSE: BOH) at the close of business on February 24, 2003 are entitled to attend the meeting and vote on the business brought before it.

        We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

                      By Order of the Board of Directors

                      CORI C. WESTON
                       Senior Vice President and Corporate Secretary
                      Bank of Hawaii Corporation

Honolulu, Hawaii
Dated: March 11, 2003

IMPORTANT

  Please sign and return the enclosed proxy card or vote by telephone or on the Internet as promptly as possible. This will save your Company the expense of a supplementary solicitation.

  Thank you for acting promptly.

PROXY STATEMENT

        The Board of Directors of Bank of Hawaii Corporation ("Bank of Hawaii" or the "Company") is soliciting the enclosed proxy for the Company's 2003 annual meeting. The proxy statement, proxy card, and the Company's Annual Report on Form 10-K are first being distributed to the Company's shareholders on or about March 11, 2003.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:
What am I voting on?

A:
The election of directors and the election of an independent auditor.

Q:
Who can vote at the annual meeting?

A:
Holders of Bank of Hawaii's common stock, par value $0.01 per share, as of the close of business on February 24, 2003 (the "Record Date") can attend and vote at the annual meeting. Each share of common stock is entitled to one vote. On the Record Date, there were 60,853,059 shares of common stock issued and outstanding.

Q:
How many votes do we need to hold the annual meeting?

A:
The holders of at least one-third of the outstanding common stock on the Record Date entitled to vote at the annual meeting must be present to conduct business. That amount is called a quorum. Shares are counted as present at the meeting if a shareholder entitled to vote is present and votes at the meeting, has submitted a properly signed proxy, or has properly voted by telephone or via the Internet. We also count abstentions and broker non-votes as present and entitled to vote for purposes of determining a quorum.

Q:
What shares can I vote?

A:
You may votes all shares you own on the Record Date. The enclosed proxy card shows the number of shares you may vote.

Q:
How can I vote my shares in person at the annual meeting?

A:
If you are a shareholder of record, you can attend the annual meeting and vote in person the shares you hold directly in your name as the shareholder of record. If you choose to do that, please bring the enclosed proxy card or proof of identification. If you hold your shares as a beneficial owner, you must vote your shares through your broker or other nominee.

  Even if you plan to attend the annual meeting, we recommend you also submit your proxy so your vote will be counted if you later decide not to attend the annual meeting.

Q:
How can I vote my shares without attending the annual meeting?

A:
You may direct your vote without attending the annual meeting. You may vote by granting a proxy, or, for shares held in street name, by submitting voting instructions to your broker or other nominee. You can do that via the Internet, by telephone, or by mail. If your shares are held by a broker or other nominee, you will receive instructions that you must follow to have your shares voted. If you hold your shares as the shareholder of record, you may instruct the proxies how to vote your shares, using the toll free telephone number or the Internet voting site listed on the proxy card, or by signing, dating, and mailing the proxy card in the postage paid envelope we have provided you. Please refer to the summary instructions below and those on your proxy card, or, for shares held in street name, the voting instruction card sent by your broker or nominee.

  Mail.    You may mail your proxy by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee, and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors.

  Internet.    If you have Internet access, you may submit your proxy from anywhere, following the "Vote by Internet" instruction on your proxy card.

  Telephone.    If you live in the United States, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

Q:
Can I change my vote?

A:
Yes. You may change your proxy instructions any time before the vote at the annual meeting. For shares you hold as shareholder of record, you may change your vote by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you vote at the meeting. For shares you hold as beneficial owner, you may change your vote by submitting new voting instructions to your broker or nominee.

Q:
Where can I find the voting results of the annual meeting?

A:
We will announce voting results at the annual meeting. We also will publish those results in our quarterly report on Form 10-Q for the first quarter of fiscal 2003.

Q:
Who will count the votes?

A:
Georgeson Shareholder Communications, Inc. will count and tabulate the votes. The shares represented by your proxy will be voted FOR each of the proposals, unless you indicate to the contrary.

Q:
What are the voting procedures?

A:
Directors are elected by a plurality of votes cast. Nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors. The proposal for the election of an independent auditor requires the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the meeting. For this proposal, broker non-votes will be treated as not entitled to vote and so will not affect the outcome, although abstentions will have the same effect as negative votes.

Q:
Is my vote confidential?

A:
Yes. Proxy instructions, ballots, and voting tabulations that identify the individual shareholders are handled to protect your privacy. Your vote will not be disclosed within Bank of Hawaii or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote, and (iii) to facilitate a successful proxy solicitation by our Board. Occasionally, shareholders write comments on their proxy cards, which are forwarded to Bank of Hawaii management.

Q:
Who will bear the cost of soliciting proxies?

A:
We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, we expect that a number of our employees will solicit shareholders for the same type of proxy, personally, and by telephone, the Internet, facsimile, or other means. None of those employees will receive any additional or special compensation for doing that task. We have retained Georgeson Shareholder Communications, Inc., 17 State Street, New York, New York 10004 to assist in the solicitation of proxies for an estimated fee of $6,500, plus reasonable out-of-pocket costs and expenses. We will, upon request, reimburse brokers or other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

Q:
What does it mean if I get more than one proxy card?

A:
It means your shares are registered differently and are in more than one account. Sign and return all proxy cards or vote each proxy card by telephone or Internet, to ensure all your shares are voted. To provide better shareholder services, we encourage you to have all accounts registered in the same name and address. You may do that by contacting our transfer agent, Continental Stock Transfer & Trust Company (1-800-509-5586).

Q:
May I propose actions for consideration at next year's annual meeting of shareholders or nominate individuals to serve as directors?

A:
Yes. You may submit proposals for consideration at future shareholder meetings, including director nominations.

  Proposals To Be Included In The Proxy Statement and Voted On At The Meeting.    Proposals that shareholders wish to have included in the proxy statement for the 2004 annual meeting of shareholders must be made in accordance with SEC Rule 14a-8. Proposals must be received by the Company's Corporate Secretary on or before November 12, 2003 at the address set forth below.

  Proposals To Be Voted On At The Meeting Only.    Under our By-Laws, for a shareholder to bring a proposal before the 2004 annual meeting, Bank of Hawaii must receive the written proposal no later than 80 days nor earlier than 90 days before the first anniversary of the 2003 annual meeting; in other words, no later than February 5, 2004 and no earlier than January 26, 2004. (Please refer to Section 1.12 of Bank of Hawaii's By-Laws.) The proposal also must contain the information required in the By-Laws. If you wish to make one or more nominations for election to the Board, the required information includes, among other things, the written consent of such individual to serve as director and (i) the name, age, business address and, if known, residence address of each nominee proposed in person, (ii) the principal occupation or employment of each nominee, and (iii) the number of shares of Bank of Hawaii stock each nominee beneficially owns. These advance notice provisions are separate from the requirements a shareholder must meet to have a proposal included in the proxy statement under SEC rules. By complying with these provisions, a shareholder may present a proposal in person at the meeting, but will not be entitled to have the proposal included in the Company's proxy statement.

  Copy of By-Law Provisions.    You may contact the Corporate Secretary at 130 Merchant Street, Honolulu, Hawaii 96813, for a copy of the relevant By-Law provisions regarding the requirements for making shareholder proposals and nominating director candidates.

Q:
Where can I find out more information about the Company before the annual meeting?

A:
You can find more information about the Company on-line at: www.boh.com.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD OF DIRECTORS

        The Company's Certificate of Incorporation provides that the Board of Directors shall consist of not less than 3 nor more than 15 persons. The Board is divided into 3 classes, with the terms of office of one class expiring each year. Nominees for election are described below. Each nominee has consented to serve. All nominees are currently serving on the Company's Board. If a nominee is not a candidate at the time of the annual meeting, then the proxy holders plan to vote for the remaining nominees and other persons as they may determine.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL.

NOMINEES FOR ELECTION FOR CLASS II DIRECTORS TERMS EXPIRING IN 2006

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Clinton R. Churchill; 59; 2001	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1992 (Chairman 1998, 2000); Chief Executive Officer of The Estate of James Campbell from 1988-1992.	—
David A. Heenan; 63; 1993	Trustee, The Estate of James Campbell (an organization administering the assets held in trust under the will of James Campbell) since 1995 (Chairman 1999, 2001).	Maui Land & Pineapple Co., Inc.
Michael E. O'Neill; 56; 2000	Chairman and Chief Executive Officer of the Company and its principal subsidiary, Bank of Hawaii (the "Bank"), since November 2000; President since 2002; Vice Chairman and Chief Financial Officer, BankAmerica Corporation (a banking company), from 1995-1999.	—

CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2005

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Peter D. Baldwin; 65; 1991	Owner of Piiholo Ranch, LLC (a cattle ranching and eco-tourism company) since 2001; President of Baldwin Pacific Corporation (livestock maintenance and sales on Maui) since 1965; President, Baldwin Pacific Properties, Inc. (a real estate development company) since 1988; and Director and Chief Executive Officer of Orchards Hawaii, Inc. (a fruit juice marketing company) since 1986.	—
Robert A. Huret; 57; 2000	General Partner and Managing Member of FTVentures (a venture capital fund) since 1998; Senior Consultant, Financial Services Group at Montgomery Securities from 1984-1998.	—
Donald M. Takaki; 61; 1997	Chairman and Chief Executive Officer, Island Movers, Inc. (a transportation service company) since 1964; President, Transportation Concepts, Inc. (a transportation leasing company) since 1988 and General Partner, Don Rich Associates (a real estate development company) since 1979.	—

CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2004

Name, Age, and Year First Elected as Director	Principal Occupation(s) During Past 5 Years	Other Public Directorships Held
Mary G.F. Bitterman; 58; 1994	President and CEO, The James Irvine Foundation (an organization administering the assets of the charitable trust of James Irvine) since 2002; President and Chief Executive Officer, KQED, Inc. (a public broadcasting center) from 1993-2002.	—
Martin A. Stein; 62; 1999	President, Sonoma Mountain Ventures, LLC (strategic and technology consulting and venture capital) since October 1998; Vice Chair of BankAmerica Corporation (a banking company) responsible for Technology, Operations, Payments, and Purchasing from 1990-1998.	—
Robert W. Wo, Jr; 50; 2002	President and Director, C.S. Wo & Sons, Ltd. (a furniture retailer) since 1984.	—

BENEFICIAL OWNERSHIP

         At the close of business on December 31, 2002, Bank of Hawaii had 63,015,442 shares of its common stock outstanding. As of December 31, 2002, this table shows how much Bank of Hawaii common stock is owned (i) by its directors, nominees, and the Chief Executive Officer and the five other persons who were the most highly compensated executive officers of Bank of Hawaii at December 31, 2002 (or who would have been but for the fact that they were not serving as an executive officer at that time) (the "named executive officers"), and (ii) by two companies that are known to us to own beneficially 5% or more of Bank of Hawaii's common stock. Unless otherwise indicated and subject to applicable community property and similar statutes, all persons listed below have sole voting and investment power over all shares of common stock beneficially owned. Share ownership has been computed in accordance with SEC rules and does not necessarily indicate beneficial ownership for any other purpose.

AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP

Name	Number of Shares Beneficially Owned		Right to Acquire Within 60 Days		Total	Percent of Outstanding Shares as of 12-31-02
Wellington Management Co., LLP 75 State Street Boston, Massachusetts 02109	6,430,607	(1)	-0-		6,430,607	10.2%
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	7,086,137	(2)	-0-		7,086,137	11.24%
Peter D. Baldwin	4,244	(3)(10)	16,000	(8)	20,244	*
Mary G.F. Bitterman	13,456	(3)(4)	16,000	(8)	29,456	*
Clinton R. Churchill	5,506	(3)(9)	11,000	(8)	16,506	*
David A. Heenan	14,685	(3)(7)(9)	16,000	(8)	30,685	*
Robert A. Huret	4,959	(3)	6,000	(8)	10,959	*
Martin A. Stein	800	(3)	9,000	(8)	9,800	*
Donald M. Takaki	9,123	(3)(11)	15,000	(8)	24,123	*
Robert W. Wo, Jr.	11,549	(3)(4)	11,000	(8)	22,549	*
Michael E. O'Neill	893,430	(6)	1,474,667		2,368,097	3.75%
Alton T. Kuioka	105,568	(3)(5)	289,171		394,739	*
Allan R. Landon	21,303	(3)	76,364		97,667	*
Donna A. Tanoue	15,659	(3)	3,000		18,659	*
David W. Thomas	23,098	(3)	41,667		64,765	*
Richard J. Dahl +	164,733		413,623		578,356	*
Directors, nominees and executive officers as a group (23 persons)	1,379,908		3,357,302		4,737,210	7.51%
*
Each of the directors and named executive officers beneficially owns less than 1% of the outstanding common stock except Mr. O'Neill.

+
Mr. Dahl resigned from the Company on March 31, 2002.

Notes to Table on Amount and Nature of Beneficial Ownership

All stock is subject to sole voting and investment power unless otherwise specified.

(1)
According to information furnished by it, Wellington Management Company, LLP ("WMC") is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended. As of December 31, 2002, WMC, in its capacity as investment adviser, may be deemed to have beneficial ownership of 6,430,607 shares of Bank of Hawaii common stock owned by numerous investment advisery clients, none known to have more than five percent of the class. As of December 31, 2002, WMC had shared power to vote or to direct the vote over 5,291,347 of those shares, and shared power to dispose or to direct the disposition of 6,430,607 of those shares.

(2)
According to information furnished by it, FMR Corp. ("FMR") wholly owns Fidelity Management & Research Company ("Fidelity"), which is an investment adviser registered with the SEC under the Investment Advisers Act of 1940, as amended, and may be deemed to be the beneficial owner of 7,086,137 shares of Bank of Hawaii common stock owned by various investment advisery clients, none known to have more than five percent of the class. As of December 31, 2002, FMR had sole voting power to vote or to direct the vote of 2,658,827 shares, and sole power to dispose or to direct the disposition of over 7,086,137 shares.

(3)
Includes 1,400 restricted shares that each of the directors own under the Director Stock Program with the exception of the following directors and named executive officers: Mr. Stein, 800 shares; Mr. Huret, 400 shares; Mr. Kuioka, 800 shares. Mr. Kuioka, Mr. Landon, Ms. Tanoue and Mr. Thomas each own 10,000 restricted shares under the Company's 1994 Stock Option Plan. Mr. O'Neill does not own any restricted shares. Includes Messrs. Churchill 2,721 shares, Heenan 12,709 shares, Huret 4,559 shares, Takaki 5,086 shares and Wo 2,399 shares owned under the Directors Deferred Compensation Plan. See discussion on page 9 for further information on the Directors Deferred Compensation Plan and Director Stock Program.

(4)
Includes shares held individually by family members of which the specified officer or director may be deemed to have shared voting or investment power as follows: Ms. Bitterman, 6,443 shares and Mr. Wo, 2,400 shares.

(5)
Includes 20,476 shares held in trust for Mr. Kuioka under the Bank of Hawaii Profit Sharing Plan.

(6)
Includes 152,273 shares owned by the Bank of Hawaii Charitable Foundation (the "Foundation"), of which Mr. O'Neill is President. Mr. O'Neill disclaims beneficial ownership of those shares. Mr. O'Neill directly owns 3.51% of the outstanding shares, and beneficially owns 3.75% of the outstanding shares, if the shares owned by the Foundation are included.

(7)
Includes 420 shares owned by a family partnership of which Mr. Heenan has shared voting and investment power. Also includes 156 shares owned by David A. Heenan, Inc. of which Mr. Heenan is president.

(8)
Includes restricted shares that each director has the right to acquire within 60 days of December 31, 2002 by exercising options under the Director Stock Program described on page 9.

(9)
Includes 500 shares held in a pension plan.

(10)
Includes 2,674 shares held by Baldwin Pacific Corp.

(11)
Includes 2,637 shares held jointly with spouse which are subject to shared voting and investment power.

BOARD STRUCTURE AND DIRECTOR COMPENSATION

        The Company's Board of Directors met twelve times during 2002. Each director attended 75% or more of the aggregate of the total number of Board meetings and the total number of meetings held by the committees on which he or she served in 2002.

        Directors' fees are paid only to directors who are not employees of the Company or its subsidiaries. In 2002, each such director was paid an annual retainer of $16,000, plus $750 for each Board meeting attended. Directors are reimbursed for board-related travel expenses, and directors who are non-Hawaii residents receive an additional $5,000 to compensate them for travel time. The Company does not have a retirement plan for directors who are not employed by the Company or its subsidiaries.

        The Board has four standing committees: the Audit Committee, the Human Resources and Compensation Committee (the "Compensation Committee"), the Executive and Strategic Planning Committee (the "Executive Committee"), and the Nominating and Corporate Governance Committee (the "Nominating Committee"). Directors who are not employed by the Company or its subsidiaries and who serve as members of the Compensation Committee or the Executive Committee receive $750 for each meeting attended. The Audit Committee meeting fee is $1,500. The chairs of the Compensation and Audit Committees, and the vice chair of the Executive Committee, also receive an annual retainer of $5,000.

Directors Deferred Compensation Plan

        The Company maintains a Directors Deferred Compensation Plan under which each director may elect to defer all of his or her annual retainer and meeting fees or all of his or her annual retainer. Distribution of the deferred amounts will begin as of the first day of the first month after the participating director ceases to be a director of the Company. Distribution will be made in a lump sum or in approximately equal annual installments over such period of years (not exceeding 10 years) as the director elects at the time of deferral. Under the Deferred Plan, deferred amounts are not credited with interest, but they are valued based on corresponding investments in Pacific Capital Funds or Bank of Hawaii stock, as selected by the participants.

Director Stock Program

        The Company has a Director Stock Compensation Program that annually grants 200 shares of restricted common stock ("Restricted Shares") and an option for 3,000 common shares to each non-employee director. The exercise price of the options is based on the closing market price of the shares on the date that the options were granted. Each option expires ten years from the date of grant and is generally not transferable. If an optionee ceases to serve as a director for any reason other than death or disability, any unexercised options terminate. Upon the exercise of options, the shares received ("Option Shares") are nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death or disability, the Option Shares will be redeemed by the Company at a price equal to the exercise price. The Restricted Shares are also nontransferable during the term of the director. If an optionee ceases to serve as a director prior to the end of his or her term, for any reason other than death, disability, removal without cause, or change of control, the Restricted Shares are forfeited.

BOARD COMMITTEES AND MEETINGS

Audit Committee: 5 Meetings in 2002

Functions			Current Members
•	Information regarding the functions performed by the Committee is set forth in the Report of the Audit Committee and the Audit Committee Charter included in this proxy statement.		Clinton R. Churchill (Chair) Mary G.F. Bitterman Robert A. Huret Donald M. Takaki Robert W. Wo, Jr.
Compensation Committee: 7 Meetings in 2002
Functions			Current Members

•	Reviews, approves, and reports to the Board of Directors on the compensation arrangements and plans for senior management of Bank of Hawaii and its subsidiaries.		David A. Heenan (Chair) Peter D. Baldwin Mary G.F. Bitterman
•	Reviews and approves goals for incentive compensation plans and stock option plans, and evaluates performance against those goals.	+	Donald M. Takaki Barbara J. Tanabe
•	Reviews management development and training programs.
•	Reviews succession planning for senior management.
•	Determines the performance objectives of the CEO and evaluates the CEO's performance measured against the performance objective and goals of Bank of Hawaii.
+ Ms. Tanabe is a member of the Bank's Human Resources and Compensation Committee, which ordinarily meets jointly with the Company's Compensation Committee.
Executive Committee: 5 Meetings in 2002
Functions			Current Members

•	Has power to act for the Board whenever the Board is not in session and time is of the essence.		Michael E. O'Neill (Chair) Mary G.F. Bitterman (Vice Chair)
•	Has the authority to advise the CEO and Board on long-range strategy and monitor the Company's progress.		Clinton R. Churchill David A. Heenan Robert W. Wo, Jr.
Nominating Committee: 1 Meeting in 2002
Functions			Current Members

•	Reviews the qualifications of all Board candidates and recommends candidates for membership on the Board.		Mary G.F. Bitterman (Chair) Peter D. Baldwin Clinton R. Churchill
•	Has the authority to review, assess and make recommendations to the Board on corporate governance.		David A. Heenan Robert A. Huret Martin A. Stein Donald M. Takaki Robert W. Wo, Jr.

AUDIT COMMITTEE REPORT

        The Company's Board of Directors has determined that the Audit Committee is composed of five independent directors, in accordance with the applicable laws, regulations and New York Stock Exchange's listing requirements, and operates under a written charter which has been adopted by the Company's Board of Directors and which is included as Appendix A to this proxy statement. Audit Committee members do not accept any consulting, advisory or other compensatory fees (except director fees) and are not affiliated with the Company (except as a director) or any subsidiary.

        Each Audit Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Audit Committee must have accounting or related financial management expertise. The Board has determined that the Audit Committee has one audit committee financial expert, Robert A. Huret, within the meaning of Securities Exchange Commission ("SEC") regulations adopted under the Sarbanes—Oxley Act of 2002, and that all Audit Committee members are financially literate and have accounting or related financial management expertise.

        The Audit Committee's responsibilities include providing oversight of the quality and integrity of the Company's regulatory and financial accounting and reporting, risk management, legal and regulatory compliance, the internal and external audit functions and the preparation of this Audit Committee report. In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the Company's audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be included in the Company's Annual Report on Form 10-K. The Audit Committee has also discussed with management and the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees). These discussions include the quality, not just the acceptability, of the accounting principles applied. The Company's independent accountants have provided to the Audit Committee their written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee), and the Audit Committee has discussed with the independent accountants, that firm's qualifications and independence. The Audit Committee considered the compatibility of the principal accountant's independence with the services covered by the fees described on page 22.

        Based on the review and discussions referred to above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" be included in the Company's Annual Report on Form 10-K for year ended December 31, 2002 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to shareholder approval, the selection of the Company's independent auditors.

        Members of the Audit Committee

  Clinton R. Churchill (Chair)
  Mary G.F. Bitterman
  Robert A. Huret
  Donald M. Takaki
  Robert W. Wo, Jr.

EXECUTIVE COMPENSATION
REPORT OF THE COMPENSATION COMMITTEE

        The Compensation Committee, composed entirely of independent directors, sets and administers the policies that govern the Company's executive compensation programs, and various incentive and stock option programs. The Compensation Committee reviews compensation levels of members of senior management, evaluates the performance of executive management, and considers executive management succession and related matters. All decisions relating to the compensation of the named executive officers are shared with the full Board.

        The policies and underlying philosophy governing the Company's executive compensation program, as endorsed by the Compensation Committee and the Board of Directors, are designed to accomplish the following:

  •
  Maintain a compensation program that is equitable in a competitive marketplace.

  •
  Provide opportunities that integrate pay with the Company's annual and long-term performance goals.

  •
  Encourage achievement of strategic objectives and creation of shareholder value.

  •
  Recognize and reward individual initiative and achievements.

  •
  Maintain an appropriate balance between base salary and short- and long-term incentive opportunity.

  •
  Allow the Company to compete for, retain, and motivate talented executives critical to its success.

        The Compensation Committee seeks to target executive compensation at levels that the Compensation Committee believes to be consistent with others in the banking industry. The executive officers' compensation is weighted toward programs contingent upon the Company's level of annual and long-term performance. In general, for senior management positions of the Company (including Bank of Hawaii's named executive officers) and its subsidiaries, the Company will pay base salaries that, on average, are at the 50th percentile of other banks and financial service companies of Bank of Hawaii's asset size, complexity and with similar products and markets. Goals for specific components include:

  •
  Base salaries for executives generally are targeted at the 50th percentile.

  •
  The One-Year Incentive Plan will provide above 50th percentile awards if annual goals are exceeded.

        The Company retains the services of nationally recognized consulting firms to assist the Compensation Committee in performing its various duties. Those firms advise the Compensation Committee on compensation programs for the named executive officers and senior management of Bank of Hawaii and its subsidiaries. The Company also obtains extensive compensation studies every 2-3 years. The most recent compensation study focusing on executive officers was conducted in 2001; the results were presented along with the consulting firm's review of the Company's programs for senior management.

        The study provided an external competitive analysis of compensation for incumbents in the Company's Managing Committee, which includes the named executive officers, and senior management, using a comparable group of 21 banking and diversified financial organizations. These corporations were viewed as representative of the Company's talent competitors, and generally comparable in terms of overall size, business mix, and geographic scope. Many of the banking organizations in this group also are part of the S&P Major Regional Bank index used in the performance graph. For the 2001 study, the consultant provided base salary levels and other pay data from the peer companies to derive market-based compensation levels that were appropriate for the Company's executive positions.

2002 Compensation Elements

        Compensation earned by named executive officers in 2002, as reflected in the Summary Compensation Table on page 17, consisted of the following elements: base salary, profit sharing and money purchase pension plans, stock options and restricted stock grants. In addition, as indicated in the Summary Compensation Table and the Stock Option Grants in Last Fiscal Year Table on page 18, in 2002 the Compensation Committee awarded stock options and restricted stock under the Company's Stock Option Plan of 1994 as amended (the "1994 Stock Option Plan"). No awards (which are identified as contingent awards) were granted under the Bank of Hawaii One-Year Incentive Plan (the "One-Year Plan") in 2002.

Base Salaries

        Base salaries for named executive officers are determined by evaluating the responsibilities of the positions held, the experience of the individual, the competitive marketplace, and the individual's performance of his or her responsibilities.

        The greatest emphasis is on individual performance and the competitive marketplace. Adjustments to salary also reflect new responsibilities assigned or assumed by the individual. Also taken into account are key differences in responsibilities between the executives of Bank of Hawaii and of other banks, and the overall economic environment. No specific weighting is given to the foregoing factors.

        To ease the expense burden of the Company, Messrs. Kuioka, Landon and Thomas reduced their 2002 salaries by 10% from 2001 levels. Mr. O'Neill elected to waive his base salary and any bonus for 2002. Ms. Tanoue did not reduce her salary, since she did not join the Company until April 2002.

Stock Ownership Guidelines

        The Compensation Committee believes that it is important for executive management to support an ownership culture for the Company's employees and shareholders and in 2001, implemented stock ownership guidelines which require the named executive officers to own a minimum amount of the Company's stock within 3 years. The Chairman and CEO is required to own at least 5 times his salary and the other named executive officers are required to own at least 2.5 times their salary in market value of Company stock. The amount of shares held by each of the named executive officers is reported in the Beneficial Ownership Table on page 7.

One-Year Plan

        The objectives of the One-Year Plan are to optimize profitability and growth of the Company, provide an incentive for excellence in individual performance, and promote teamwork among participants.

        At the Compensation Committee's discretion, each participant is granted a contingent award expressed as dollars or a percentage of salary for the fiscal year and contingent on both individual and corporate performance criteria. At the end of the fiscal year, the Compensation Committee assesses the performance and makes a determination of the final award amount that may be greater or smaller than the contingent award. Mr. O'Neill does not participate in the One-Year Plan. At the election of the named executive officers, who desired to ease the expense burden of the Company, the Compensation Committee did not consider or grant any contingent awards to the named executive officers in 2002.

        To qualify certain awards as performance-based compensation exempt from the $1 million compensation deduction limitation under Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), a contingent award to a named executive officer is limited to a percentage of an incentive pool determined for the fiscal year (the "incentive pool percentage"). The incentive pool is expressed as a percentage of the Company's net income for the fiscal year, and the total of the contingent awards for named executive officers for a fiscal year may not exceed 100% of the incentive pool. After assessing the satisfaction of the applicable performance criteria for the fiscal year, the final award amount for a named executive officer may be lesser, but not greater, than the officer's stated incentive pool percentage. The incentive pool percentages do not constitute "targets", but instead constitute the stated upper limit on final award amounts to give the Compensation Committee flexibility in determining final awards in compliance with the performance-based exemption under Section 162(m). In addition, as an overriding limitation, the maximum aggregate payout for contingent awards granted in any one fiscal year to any one participant is $2,000,000.

1994 Stock Option Plan

        The Compensation Committee considers stock options and restricted stock grants under the 1994 Stock Option Plan for employees of the Company and its subsidiaries. Awards are granted by the Compensation Committee to those employees whose management responsibilities place them in a position to make substantial contributions to the financial success of the Company. Directors who are not employees may not participate in the 1994 Stock Option Plan. The Compensation Committee, which administers the 1994 Stock Option Plan, determines whether the options are incentive stock options or nonqualified stock options. Stock options are granted with an exercise price equal to the market price of the Company's common stock on the date of grant.

        The Compensation Committee believes stock options and restricted stock provide a strong incentive to increase shareholder value, because these awards have value only if the stock price increases over time. The Compensation Committee believes such equity awards to its named executive officers and other employees help to align the interests of management with those of shareholders and to focus the attention of management on the long-term success of the Company.

        The size of the stock option or restricted stock awards is based primarily on the individual's responsibilities and position. Individual awards are also affected by the Compensation Committee's subjective evaluation of other factors it deems appropriate, such as assumption of additional responsibilities, competitive factors, and achievements that in the Compensation Committee's view are not fully reflected by other compensation elements. The Compensation Committee's decisions concerning individual grants generally are not affected by the number of options previously exercised, or the number of unexercised options held.

        In 2002, the Compensation Committee granted a total of 2,056,025 options to 569 employees. Of these, 611,200 options were granted in March and April to five of the named executive officers as follows: Mr. O'Neill (300,000), Mr. Kuioka (57,500), Mr. Landon (61,600), Ms. Tanoue (125,000) and Mr. Thomas (67,100). All of these options vest one year from the date of grant with the exception of Ms. Tanoue's, which vest in three equal annual installments, beginning on the first anniversary date of the grant. Additional information regarding the stock options granted to the named executive officers is provided in Stock Option Grants In Last Fiscal Year Table on page 18. The amounts of individual awards to executive officers in 2002 were based on their individual positions and responsibilities, and the other factors discussed above.

        In April 2002, the Compensation Committee granted 10,000 shares of restricted stock to Ms. Tanoue which is further described in the Summary Compensation Table on page 17. These restricted shares, and those granted earlier to other named executive officers are described in the Summary Compensation Table. The restricted shares vest on the fifth anniversary of the date of grant, or 50% on the second anniversary of the date of grant if the Company's stock reaches a target price over 30 consecutive trading days of $25.00, another 25% if a $28.00 target price is met, and an additional 25% if a $31.00 target price is met.

CEO Compensation

        In determining Mr. O'Neill's annual compensation as Chief Executive Officer ("CEO"), the Compensation Committee has sought to provide levels that are competitive among comparable banks and financial services corporations as described on pages 12-14. The Compensation Committee's objectives with regard to Mr. O'Neill's compensation are to attract, motivate and retain a CEO with the experience and capabilities needed to maximize shareholder value, provide outstanding leadership to employees, and deliver products and services to its customers. Mr. O'Neill's compensation reflects the Compensation Committee's continuing strategy of balancing short- and long-term incentives in structuring executive officer compensation and aligning the interest of the CEO with those of shareholders.

        In determining Mr. O'Neill's compensation, the Compensation Committee considered, among other factors, the financial performance of the Company. The Company's stock price performance remained among the best in the industry during 2002. The Company's stock finished the year up 17 percent; the top performing bank in the Lehman Brothers 56 Bank Index and the leader in the Bloomberg Bank Index for generating total shareholder returns in 2002. On December 17, 2002 the Company's stock reached a new high of $31.05. Under Mr. O'Neill's leadership, the Company has made solid progress in improving asset quality, better operating performance in the core franchise and the expectation for further improvement given the technology replacement project.

        Mr. O'Neill serves as Chairman and CEO of the Company pursuant to a written employment agreement effective as of November 3, 2000. The agreement includes a base salary of $900,000, subject to annual review. A copy of the agreement is included as an exhibit to the Company's Annual Report on Form 10-K. As previously noted, Mr. O'Neill elected to waive his base salary and any bonus for 2002. Mr. O'Neill participates in the Company's Retirement Savings Plan and basic life and long term disability programs generally applicable to similarly situated executives of the Company. Mr. O'Neill does not participate in the Company's One-Year Plan and did not receive any restricted stock grants in 2001. As noted above, Mr. O'Neill received a grant of 300,000 stock options in March 2002 under the 1994 Stock Option Plan. Mr. O'Neill does not participate in the Company's Key Executive Severance Plan which provides severance benefits following a change in control and is described on page 20. Similar to other employees, Mr. O'Neill's stock options become immediately exercisable upon a change in control of the Company as provided for in the 1994 Stock Option Plan.

Agreement with Mr. Dahl

        On December 18, 2001, the Company entered into a written Agreement with Mr. Dahl providing for the terms of his separation from the Company, effective March 31, 2002. A copy of the Agreement is included as an exhibit to the Company's annual report on Form 10-K. Under the terms of this Agreement, Mr. Dahl received $150,000 in salary and a payment of $4,500,000 in recognition of the successful completion of the disposition of certain of the Company's operations in the South Pacific, Asia and California. This amount is based on an assessment of the final proceeds of the divestitures, net of expenses and final audits and accounting determined in 2002.

Revenue Reconciliation Act of 1993

        In general, Bank of Hawaii intends to maintain deductibility for all compensation paid to covered employees, and it will comply with the required terms of the specified exemptions under Section 162(m) of the Code as enacted by the Revenue Reconciliation Act of 1993, except where that compliance unduly would interfere with the goals of Bank of Hawaii's executive compensation program or the loss of deductibility would not be materially adverse to Bank of Hawaii's overall financial position.

Compensation Committee Interlocks and Insider Participation

        No member of our Compensation Committee during fiscal year 2002 served as an officer, former officer, or employee of the Company or any of its subsidiaries, or had a relationship discloseable under

"Certain Transactions with Management and Others". Further, during fiscal year 2002, no executive officer of the Company served as:

  •
  A member of the compensation committee (or equivalent) of any other entity, one of whose executive officers served as one of our directors or on our Compensation Committee; or

  •
  A director of any other entity, one of whose executive officers served on our Compensation Committee.

Members of the Compensation Committee

  David A. Heenan, Chair
  Peter D. Baldwin
  Mary G. F. Bitterman
  Donald M. Takaki
  Barbara J. Tanabe

Executive Compensation

        The following table shows for the fiscal years ending December 31, 2002, 2001, and 2000, information on compensation Bank of Hawaii paid its named executive officers.

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation				Awards	Payouts
				Other Annual Compensation ($)(2)	Restricted Stock Award(s) (#)(3)	Securities Underlying Options (#)(4)	Long-Term Incentive Payouts ($)(5)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)					All Other Compensation ($)(6)
Michael E. O'Neill Chairman of the Board, Chief Executive Officer and President	2002 2001 2000	0 900,000 143,654	0 600,000 0	3,385 887,053 88,931	0 0 0	300,000 0 2,212,000	0 0 0	21,963 5,161 0
Alton T. Kuioka Vice Chair, Commercial Banking	2002 2001 2000	337,506 364,585 350,000	0 247,000 175,000	0 0 0	0 10,000 200	57,500 125,000 30,000	0 0 0	93,622 41,382 46,447
Allan R. Landon Vice Chair, Treasurer and Chief Financial Officer	2002 2001 2000	297,006 313,334 187,506	0 275,000 110,000	0 0 79,991	0 10,000 0	61,600 125,000 45,000	0 0 0	74,028 91,688 0
Donna A. Tanoue Vice Chair, Investment Services Group	2002	201,146	250,000	17,506	10,000	125,000	0	0
David W. Thomas Vice Chair, Retail Banking	2002 2001	315,006 189,586	0 150,000	51,582 133,857	0 10,000	67,100 125,000	0 0	27,471 0
Richard J. Dahl	2002 2001 2000	150,000 581,250 525,000	0 0 0	0 0 0	0 35,000 200	0 0 55,000	0 0 0	4,821,923 44,249 42,777

(1)
In 2002, Messrs. Kuioka, Landon, and Thomas did not receive any award under the One-Year Plan which is described on page 13, in an effort to ease the expense burden of the Company. They did receive a grant of options. Mr. O'Neill is not a participant in the One-Year Plan. In 2002, Ms. Tanoue received a $100,000 bonus as consideration for joining the Company and a $150,000 bonus. In 2001, Messrs. Kuioka, Landon and Thomas received a cash award under the Company's One-Year Plan. In 2001, Mr. O'Neill received a bonus pursuant to the written employment agreement pursuant to which he joined the Company. In 2000, Messrs. Kuioka and Landon received a cash award under the Company's One-Year Plan. In 2000, Mr. Landon received a $25,000 bonus as consideration for joining the Company.
(2)
This column includes perquisites and other personal benefits ("perquisites") only if they exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for any named, reported executive officer for any year reported. Those perquisites and benefits which exceed 25% of the named executive officer's total perquisites are further described. In 2002, Mr. O'Neill was reimbursed $1,190 for payment of taxes and $1,490 in automobile fuel cost. In 2002, Ms. Tanoue received $17,506 as reimbursement for relocation expenses in moving to Honolulu. In 2002 and 2001, Mr. Thomas received $47,418, and $133,857 respectively as reimbursement for relocation expenses in moving to Honolulu. In 2000 and 2001, Mr. O'Neill and Mr. Landon (2000 only) received reimbursement for relocation expenses incurred in those years in moving to Honolulu. Mr. O'Neill's 2001 relocation expenses totaled 887,053 and included the reimbursement of brokerage commission paid on the sale of his California residence. In 2000, Messrs. O'Neill and Landon's relocation expenses totaled $88,931 and $79,991, respectively.

(3)
In April 2002, Ms. Tanoue received 10,000 restricted shares with a fair market value of $28.20 per share. In March 2001, Messrs. Kuioka and Landon each received 10,000 restricted shares with a fair market value of $18.80 per share. In April 2001 Mr. Thomas received 10,000 restricted shares with a fair market value of $21.16. In June 2001, Mr. Dahl received 35,000 restricted shares with a fair market value of $25.24 per share. The grants of the restricted shares were made under the Company's 1994 Stock Option Plan and the grants and the timing of the expiration of the restrictions are further described on page 14. In April 2000 Messrs. Dahl and Kuioka each received 200 restricted shares under the Director Stock Program which is described on page 9. The fair market value on the date of the 2000 grants was $20.50 per share. Quarterly dividends are paid on the restricted stock.
(4)
All stock option awards were granted with an exercise price equal to the fair market value of Bank of Hawaii's common stock on the date of grant which is described in the Stock Option Grants In Last Fiscal Year Table below.
(5)
There were no amounts awarded under the Bank of Hawaii Long Term Plan for the incentive periods of 1998-2000 or 1999-2001. The Long Term Plan was discontinued in 2001.
(6)
This column includes the following allocations under the Bank of Hawaii Retirement Savings Plan. In July 2002, the Money Purchase Plan merged into the new Retirement Savings Plan which also constitutes a 401(k) Member Savings and Company Match, Value Sharing Contribution and a Company Fixed Contribution of 3% of annual eligible compensation. Mr. Thomas did not participate in these plans in 2001 and Ms. Tanoue did not participate in 2001 or 2002. In 2002, with the exception of Ms. Tanoue, the named executive officers received a one time payout of accumulated vacation in excess of 80 hours as follows: Mr. O'Neill, $21,963; Mr. Kuioka, $48,090; Mr. Landon, $35,561 and Mr. Thomas, $12,573. In 2002, Mr. Thomas received, $2,468 as a one time payout of an auto allowance which was discontinued in that year. In 2001, Mr. Landon received $75,000 upon completion of a risk management project pursuant to an agreement with the Company. This column includes a $4,500,000 payment to Mr. Dahl pursuant to an Agreement in recognition of his performance for the successful completion of the divestiture of certain of the Company's operations as further described on page 15.

Name	401(k) Member Savings Company Match	Value Sharing Contribution Qualified	Excess Value Sharing Contribution	Money Purchase Plan Qualified	Excess Money Purchase Plan	Company Fixed Contribution Qualified	Excess Company Fixed Contribution
Michael E. O'Neill	0	0	0	0	0	0	0
Alton T. Kuioka	5,582	4,530	11,803	8,000	10,554	0	5,063
Allan R. Landon	0	4,530	11,120	8,000	10,362	0	4,455
Donna A. Tanoue	0	0	0	0	0	0	0
David W. Thomas	791	2,717	2,097	2,100	0	0	4,725
Richard J. Dahl	3,981	4,530	121,412	8,000	184,000	0	0

STOCK OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
	Number of Securities Underlying Options Granted(#)	% of Total Options Granted to Employees in Fiscal Year			Potential Realizable Value(1)
Name			Exercise or Base Price $/Share	Expiration Date
					5%	10%
Michael E. O'Neill	300,000	14.24	27.01	3/22/2012	5,095,933	12,914,095
Alton T. Kuioka	57,500	2.73	27.01	3/22/2012	976,721	2,475,202
Allan R. Landon	61,600	2.92	27.01	3/22/2012	1,046,365	2,651,694
Donna A. Tanoue	125,000	5.94	28.20	4/26/2012	2,216,853	5,617,942
David W. Thomas	67,100	3.19	27.01	3/22/2012	1,139,790	2,888,453
Richard J. Dahl	0	0	0	0	0	0

(1)
The Potential Realizable Values were determined using the 2002 year-end stock price of $30.39 and an option term of ten years at a 5% and 10% annualized rate.
(2)
Stock options become exercisable one year from the date of grant and remain exercisable for a nine-year period, except for Ms. Tanoue's options which vest in three equal annual installments beginning one year from the date of grant. The exercise price of the stock options is the fair market value of the Company's common stock on date of grant. All such options would become immediately exercisable upon a change in control of the Company.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table shows the stock options exercised by the named executive officers during 2002, and the number and total value of unexercised in-the-money options as of December 31, 2002.

			Number of Securities Underlying Unexercised Options at Fiscal Year-End(#)
					Value of Unexercised, In-the-Money Options at Fiscal Year-End($)(1)
Name	Shares Acquired on Exercise(#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael E. O'Neill	0	0	1,474,667	1,037,333	28,814,959	13,421,471
Alton T. Kuioka	13,540	152,077	289,171	140,833	3,408,199	1,160,179
Allan R. Landon	10,303	90,144	76,364	144,933	997,039	1,174,037
Donna A. Tanoue	0	0	0	125,000	0	273,750
David W. Thomas	0	0	41,667	150,433	384,586	995,962
Richard J. Dahl	76,779	830,258	413,623	0	4,675,818	0

(1)
The fair market value of Bank of Hawaii's common stock at 2002 year-end was $30.39.

PENSION PLAN TABLE

	Estimated Maximum Annual Retirement Benefit Based Upon Years of Service
Average Annual Salary in Consecutive 5 Highest Paid Years
	15	20	25	30	35*
$75,000	$20,254	$27,005	$33,756	$40,507	$47,258
100,000	27,754	37,005	46,256	55,507	64,758
125,000	35,254	47,005	58,756	70,507	82,258
150,000	42,754	57,005	71,256	85,507	99,758
200,000	57,754	77,005	96,256	115,507	134,758
250,000	72,754	97,005	121,256	145,507	169,758
300,000	87,754	117,005	146,256	175,507	204,758
350,000	102,754	137,005	171,256	205,507	239,758
400,000	117,754	157,005	196,256	235,507	274,758
450,000	132,754	177,005	221,256	265,507	309,758
500,000	147,754	197,005	246,256	295,507	344,758
550,000	162,754	217,005	271,256	325,507	379,758
600,000	177,754	237,005	296,256	355,507	414,758
650,000	192,754	257,005	321,256	385,507	449,758
700,000	207,754	277,005	346,256	415,507	484,758
750,000	222,754	297,005	371,256	445,507	519,758

* Applies only to individuals hired before November 1, 1969.

Retirement Plan

        The Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") provides retirement benefits for eligible employees based on the employee's years of service and average annual salary during the 60 consecutive months resulting in the highest average (excluding overtime, incentive plan payouts, and discretionary bonuses). The normal retirement benefit in the above table assumes payment in the form of a single life annuity commencing at age 65 and not subject to any deduction for Social Security or other offset amounts. The Internal Revenue Code generally limits the maximum annual benefit that can be paid under the Retirement Plan. If at retirement the annual benefit of any participant should exceed this limit, the excess amount will be paid to the participant out of general assets from the Bank of Hawaii Excess Benefit Plan, an unfunded excess benefit plan designed for this purpose, at the time the participant receives a distribution on his Retirement Plan benefits.

        The Retirement Plan was frozen as of December 31, 1995, except that for the five-year period commencing January 1, 1996, benefits for certain eligible participants, including Mr. Kuioka, were increased in proportion to the increase in the participant's average annual salary. The credited years of service and compensation covered by the plan as of the 1995 freeze date are as follows: Mr. Dahl, 13 years and $375,000; and Mr. Kuioka, 26 years and $226,257. The other named executive officers are not participants in the Retirement Plan.

        As of December 31, 2000, the benefits under the Plan were completely frozen and not subject to increase for any additional years of service or increase in average annual salary. From the 1995 freeze date through 2000, the retirement benefit determined under the table for Mr. Kuioka was increased by 8.54% due to an increase in his average annual salary. The frozen retirement monthly annuity amounts for Messrs. Dahl and Kuioka are approximately $6,289 and $13,096, respectively.

Change-In-Control Arrangements

        Bank of Hawaii's Key Executive Severance Plan (the "Severance Plan") provides participants, following a change in control of the Company, with severance benefits under circumstances and in amounts set forth in the Severance Plan and in individual severance agreements with each participant. All of the currently employed named executive officers, with the exception of Mr. O'Neill, participate in the Severance Plan. Each of the severance agreements with these named executive officers provides that a "change in control" will be deemed to have occurred if any person or group becomes the beneficial owner of 25% or more of the total number of voting securities of the Company, or the persons who were directors of the Company before a cash tender or exchange offer, merger or other business combination, sale of assets, or contested election cease to constitute a majority of the Board of Directors of the Company or any successor to the Company.

        Severance benefits are payable if their employment is terminated voluntarily or involuntarily within two years of a change in control. Key features include:

  •
  The payment of a lump sum amount equal to three years of compensation, consisting of salary, bonuses, and certain other incentive compensation, calculated by applying a multiplier of three to the highest salary, bonus, and incentive compensation amounts paid in the preceding three years.

  •
  Special supplemental retirement payments equal to the retirement benefits the participant would have received had his or her employment continued for three years following his or her termination of employment (or until his or her normal retirement date, if earlier).

  •
  The continuation of all other benefits he or she would have received had employment continued for three years following the termination of employment (or until his or her normal retirement date, if earlier), such as medical and group life insurance.

  •
  The lump sum payment would also include a payment equal to any difference between the actual payout under the One-Year Incentive Plan for the year of termination and the maximum amount that would be payable if employment continued to the end of the period and all performance goals were achieved.

  •
  The agreements provide that amounts payable will be grossed up for the amount necessary to pay any golden parachute excise tax due.

        Stock options held by named executive officers will become immediately exercisable upon a change in control. A change in control also will cause the lapse of restrictions on restricted stock issued under the Director Stock Program and 1994 Stock Option Plan. The incentive period for the One-Year Incentive Plan will end, and awards will be paid upon a dissolution, liquidation, or change in control (as defined under the Severance Plan) of the Company. In those circumstances, payments will be calculated by multiplying contingent awards by 2.0 and by adjusting awards in proportion to the number of months of the original incentive period that elapsed before the triggering event.

Performance Graph

        The following graph shows the cumulative total return for Bank of Hawaii common stock compared to the cumulative total returns for the S&P 500 Index and the S&P Major Regional Bank Index. The graph assumes that $100 was invested on December 31, 1997 in Bank of Hawaii's stock, the S&P 500 Index and the S&P Major Regional Bank Index. The cumulative total return on each investment is as of December 31 of each of the subsequent five years and assumes reinvested dividends.

CUMULATIVE TOTAL RETURN
Based upon an initial investment of $100 on December 31, 1997 with dividends reinvested

	Dec-97	Dec-98	Dec-99	Dec-00	Dec-01	Dec-02
Bank of Hawaii Corp.	$100	$102	$80	$80	$120	$145
S&P 500®	$100	$129	$156	$141	$125	$97
S&P© Banks Index	$100	$106	$91	$109	$109	$108

Certain Transactions with Management and Others

        Certain transactions involving loans, deposits and certificates of deposit, and money market instruments, and certain other banking transactions occurred during fiscal year 2002 between the Bank and its subsidiaries on the one hand, and one or more of the Company's directors, nominees for director and executive officers, members of their immediate families, corporations and organizations of which one or more of them was a beneficial owner of 10% or more of a class of equity securities, certain of their associates and affiliates, and certain trusts and estates of which one or more of them was a trustee or substantial beneficiary, on the other hand. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, that prevailed at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

        The Company paid Sonoma Mountain Ventures, LLC, a company of which Mr. Stein is the CEO and President, $32,449 in 2002 for consulting services related to the analysis of existing management information systems ("MIS") policies and practices and development of a strategy to improve the efficiency and overall quality of the Company's technology and MIS.

Section 16(a) Beneficial Ownership Reporting Compliance

        The rules of the Securities and Exchange Commission require Bank of Hawaii to disclose late filings of reports of ownership (and changes in stock ownership) of Bank of Hawaii common stock by its directors and certain officers. To our knowledge, based on review of the copies of such reports received by Bank of Hawaii and the written representations of its directors and officers, the Company believes that all of its directors and officers complied timely with those filing requirements for 2002, with the exception of two reports which were not filed timely due to administrative errors. Upon discovery of the omissions, the relevant forms were immediately filed. Mr. Thomas purchased 3,000 shares of stock in February 2002, which was not reported until January 2003. The exercise of an option for 8,434 shares by Mr. Kuioka was reported timely in March 2002, but the report did not reflect the concurrent sale of 8,434 shares, which was reported in December 2002.

PROPOSAL 2: ELECTION OF AN
INDEPENDENT AUDITOR

        Subject to shareholder election, the Audit Committee has selected Ernst & Young, LLP as the Company's independent auditor for 2003. The Board of Directors recommends that the shareholders make this election. Ernst & Young, LLP has been the Company's independent auditor since its incorporation in 1971. We expect representatives of Ernst & Young, LLP to attend the annual meeting. Ernst & Young, LLP has indicated that they will have no statement to make but will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOREGOING PROPOSAL

Audit Fees

        The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2002 and the reviews of the Company's financial statements included in the quarterly reports on Form 10-Q for fiscal year 2002 were $595,000.

Financial Information Systems
Design and Implementation Fees

        There were no fees billed for directly or indirectly operating, or supervising the operation of, the Company's information system, managing the Company's local area network, and designing or implementing a hardware or software system that aggregates source data underlying the Company's financial statements or generates information that is significant to the Company's financial statements, for fiscal year 2002.

All Other Fees

        The aggregate fees billed for other services for fiscal year 2002 were $1,036,000. This included audit-related services of $241,000 and non-audit services of $795,000. Audit related services generally included fees for statutory and pension audits, internal audit and credit review augmentation, accounting consultations, and SEC registration statements. The non-audit services were primarily related to assistance with special audit and tax assignments relating to the sale of the Company's Tahiti and New Caledonia operations and tax-related services.

OTHER BUSINESS

        The Board knows of no other business for consideration at the annual meeting. Your signed proxy or proper telephone or Internet vote gives authority to the proxies to vote at their discretion on other matters properly presented at the annual meeting, or adjournment or postponement of the meeting.

        A copy of the Company's Annual Report on Form 10-K, including the related financial statements and schedules filed with the SEC, is available without charge to any shareholder who requests a copy in writing to the Corporate Secretary at the address previously provided.

Appendix A

Bank of Hawaii Corporation
Audit Committee Charter

Statement of Policy

        The Audit Committee (the "Committee") will provide assistance to the Board of Directors (the "Board") in fulfilling their oversight responsibility to the shareholders of Bank of Hawaii Corporation (the "Company"). The purpose of the Committee will be to:

  •
  Oversee the quality and integrity of regulatory and financial accounting and reporting and credit risk management;

  •
  Oversee the Company's compliance with legal and regulatory requirements;

  •
  Oversee the independent auditor's qualifications and independence;

  •
  Oversee the performance of the Company's internal audit function and independent auditors; and

  •
  Prepare the report that the rules of the Securities and Exchange Commission (the "SEC") require to be included in the Company's annual proxy statement.

        In fulfilling its purpose, it is the responsibility of the Committee to maintain free and open communications between the Committee, independent auditors, internal auditors and management of the Company. In discharging its oversight role, the Committee shall be empowered to conduct or authorize investigations into any matter within the scope of its responsibilities. The Committee may employ one or more independent accountants, outside counsel or other experts as it deems appropriate, at the Company's expense. The Committee shall have full access to the independent auditors and all records, facilities or personnel of the Company.

Organization

        The Committee shall be appointed by the Board and shall be comprised of at least three members, each of whom will have no relationship to the Company that may interfere with the exercise of his or her independence from management and the Company and will meet any and all other requirements for audit committee members set forth in any applicable law, regulation, or listing requirement of the New York Stock Exchange. Each Committee member shall be or must become financially literate at or within a reasonable period of time following his or her appointment. At least one member of the Committee must have accounting or related financial management expertise. The Committee will meet at least quarterly. The Board shall appoint one of the members of the Audit Committee to serve as Chair. The Chair shall prepare or approve an agenda and distribute it to the members of the Committee in advance of each meeting.

        The Committee may perform the duties required to be performed by the financial audit committee of its subsidiary, Bank of Hawaii (the "Bank"), and any other bank or non-bank subsidiary exercising fiduciary powers that does not have its own audit committee, to the extent permitted and in the manner required by applicable laws and regulations. The Committee may act simultaneously on behalf of the Company and of the Bank.

Responsibilities

1.
The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Committee, as representatives of the Board and the Company's shareholders. The independent auditors will report directly to the Committee. The Committee shall have the sole authority to hire and fire, to determine the compensation and direct the payment of, and to oversee the independent auditors. Annually, the

  Committee will review and select the independent auditors for the upcoming fiscal year, subject to the shareholders' approval. The Committee shall set clear hiring policies for employees or former employees of the independent auditors.

2.
The Committee shall review the independence, performance and qualifications of the Company's independent auditors. Among other things, at least annually the Committee shall obtain and review a written report from the independent auditor describing: the firm's internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and the written disclosures required by the Independence Standards Board Standard 1 regarding the relationships between the independent auditor and the Company. The Committee shall discuss the matters included in this written report and the auditors' independence from management, including any disclosed relationships or services that may impair the objectivity and independence of the independent auditors.

3.
The Committee shall pre-approve all auditing and permitted non-audit services to be provided by the independent auditors, except that the Committee need not pre-approve any permitted non-audit services that meet the requirements of any de minimis exception established by applicable law or regulation. Further, in lieu of pre-approval of specific permitted non-audit services, the engagement may be entered into pursuant to detailed pre-approval policies and procedures established by the Committee, so long as the Committee is promptly informed of the service.

4.
The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits and credit review examinations, including the adequacy of staffing. Also, the Committee will discuss with management, the internal auditors and independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's processes to assess and manage business and financial risk exposures, and relevant compliance programs. The Committee will meet separately with the internal auditors, the independent auditors and management in the course of performing its oversight functions. The Committee shall review with the independent auditors any audit problems or difficulties, including any restrictions on the scope of their activities or access to requested information, and management's response, including any significant disagreements with management. The Chair, acting on behalf of the Committee, shall conduct an annual review of the performance of the General Auditor and Credit Review Manager.

5.
Prior to filing, the Committee shall review and discuss with management and the independent auditors the interim financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Quarterly Report on Form 10-Q. The Committee will discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

6.
Prior to filing, the Committee shall review and discuss with management and the independent auditors the annual financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," to be included in the Company's Annual Report on Form 10-K. This scope of this review and discussion shall include: management's and the independent auditors' judgments about the quality, not just the acceptability, of the accounting principles applied; the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Committee will discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

7.
The Committee shall discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. This discussion may be general, and the Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

8.
The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

9.
The Committee shall report regularly to the Board concerning matters within the scope of its responsibilities.

10.
The Committee shall review its own performance at least annually.

11.
The Committee shall review this charter at least annually and any revisions adopted by the Committee will be subject to approval by the Board.

INSTRUCTIONS FOR VOTING YOUR PROXY

Bank of Hawaii Corporation is offering shareholders of record three alternative ways of voting your proxies:
• By Telephone (using a touch-tone telephone) • Through the Internet (using a browser) • By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m. Eastern time on Thursday, April 24, 2003.
•	This method of voting is available for residents of the U.S. and Canada.
•	On a touch tone telephone, call TOLL FREE 1-877-450-9556, 24 hours a day, 7 days a week.
•	You will be asked to enter ONLY the CONTROL NUMBER shown below.
•	Have your proxy card ready, then follow the simple instructions.
•	Your vote will be confirmed and cast as you directed.
INTERNET VOTING Available only until 5:00 p.m. Eastern time on Thursday, April 24, 2003.
•	Visit our Internet voting Website at http://proxy.georgeson.com
•	Enter the COMPANY NUMBER AND CONTROL NUMBER shown below and follow the instructions on your screen.
•	You will incur only your usual Internet charges.
VOTING BY MAIL
•	Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
•	If you are voting by telephone or the Internet, please do not mail your proxy card.

COMPANY NUMBER                                    CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE FOLLOWING PROPOSALS:

1.	Elect the following directors:	FOR ALL nominees listed	WITHHOLD AUTHORITY	FOR EXCEPT*			FOR	AGAINST	ABSTAIN
	CLINTON R. CHURCHILL DAVID A. HEENAN MICHAEL E. O'NEILL	☐	☐	☐	2.	Elect Ernst & Young LLP as Auditor.	☐	☐	☐
	(To withhold authority for any nominee write his name on the line below.)
	*Exception

DATE:	, 2003

SIGNATURE
SIGNATURE (JOINT OWNERS)
Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, both owners must sign.

Notice of the Annual Meeting of Shareholders
April 25, 2003

Shareholders of record of Bank of Hawaii Corporation common stock at the close of business on February 24, 2003 are entitled to attend the meeting and vote on the business brought before it. The meeting will be held on Friday, April 25, 2003 at 8:30 a.m. on the Sixth Floor of the Bank of Hawaii Building, 111 South King St., Honolulu, Hawaii.

We look forward to seeing you at the meeting. However, if you cannot attend the meeting, your shares may still be voted if you complete, sign, date, and return the enclosed proxy card in the enclosed postage-paid return envelope. You also may vote by telephone or electronically via the Internet. By voting your proxy each year, you can keep your account active and avoid the potential escheatment of uncashed dividends and stock holdings to the state. The accompanying proxy statement, also available online at www.boh.com, provides certain background information that will be helpful in deciding how to cast your vote on business transacted at the meeting.

By Order of the Board of Directors

/s/ CORI C. WESTON CORI C. WESTON Senior Vice President and Secretary Bank of Hawaii Corporation

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON
APRIL 25, 2003

The undersigned hereby constitutes and appoints DONALD M. TAKAKI, ROBERT W. WO, JR., and PETER D. BALDWIN, and each of them, the proxy of the undersigned, with full powers of substitution, to vote all common stock of Bank of Hawaii Corporation, that the undersigned may be entitled to vote at the annual meeting of shareholders of Bank of Hawaii Corporation to be held on April 25, 2003, or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR ALL NOMINEES AND PROPOSALS, AND ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

QuickLinks

TABLE OF CONTENTS
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held April 25, 2003
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS BOARD OF DIRECTORS
NOMINEES FOR ELECTION FOR CLASS II DIRECTORS TERMS EXPIRING IN 2006
CLASS I DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2005
CLASS III DIRECTORS WHOSE CURRENT TERMS EXPIRE IN 2004
BENEFICIAL OWNERSHIP
AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
BOARD STRUCTURE AND DIRECTOR COMPENSATION
BOARD COMMITTEES AND MEETINGS Audit Committee: 5 Meetings in 2002
AUDIT COMMITTEE REPORT
EXECUTIVE COMPENSATION REPORT OF THE COMPENSATION COMMITTEE
SUMMARY COMPENSATION TABLE
STOCK OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
PENSION PLAN TABLE
CUMULATIVE TOTAL RETURN Based upon an initial investment of $100 on December 31, 1997 with dividends reinvested
PROPOSAL 2: ELECTION OF AN INDEPENDENT AUDITOR
OTHER BUSINESS